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                                                                   EXHIBIT 10.31


                       FIRST AMENDMENT TO LOAN AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AGREEMENT ("Amendment") is made and entered into effective as of July __, 1996 by and among EATERIES, INC., an Oklahoma corporation ("Eateries"), PEPPERONI GRILL, INC., an Oklahoma corporation ("PGI") (Eateries and PGI are hereinafter collectively referred to as the "Borrowers" and individually as a "Borrower"), and LIBERTY BANK AND TRUST COMPANY OF OKLAHOMA CITY, NATIONAL ASSOCIATION (hereinafter referred to as the "Bank").

                                    RECITALS

         A. The Borrowers and the Bank entered into that certain Loan Agreement dated August 31, 1995 (the "Loan Agreement"), pursuant to which the Bank agreed, on the terms and conditions set forth therein, to establish a revolving loan facility in favor of the Borrowers in the principal amount not to exceed $3,000,000 (the "Loan").

         B. The Borrowers have requested that the Bank increase the aggregate principal amount that may be drawn under the Loan from $3,000,000 to $5,000,000 and have also requested that the Bank renew and extend the Loan for a one year period until August 31, 1999.

         C. The Bank is willing to increase the aggregate principal amount that may be drawn under the Loan to $5,000,000 and is willing to renew and extend the Loan to August 31, 1999, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby amend the Loan Agreement as follows:

1.       DEFINITIONS.

         1.1 Definitions Incorporated by Reference. Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Loan Agreement.

         1.2 Definition Used Only in This Amendment. For purposes of this Amendment only, the following term has the meaning indicated below:

         "REPLACEMENT REVOLVING NOTE" shall mean the promissory note to be executed and delivered by the Borrowers pursuant to this Amendment, in substantially the form attached hereto as Exhibit "A-1."

         1.3 Amendments to Definitions in Loan Agreement. The definitions of the terms "Clean-Down Amount" and "Revolving Commitment" are hereby amended, from and after the date of this Amendment, to read as follows:
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         "CLEAN-DOWN AMOUNT" means $2,000,000 for each of the Clean-Down
         Periods commencing November 30, 1996, and ending January 31, 1999.

         "REVOLVING COMMITMENT" shall mean the sum of Five Million Dollars ($5,000,000), unless reduced by the Borrowers in accordance with the provisions of Subsection 2.10 hereof.

The parties agree that, from and after the date of this Amendment, unless the context otherwise requires: (i) all references to the "Revolving Note" appearing in the Loan Agreement or any other Loan Documents shall mean and refer to the Replacement Revolving Note, together with any and all renewals, extensions or replacements thereof, amendments or modifications thereto or substitutions therefor, and (ii) the term "Loan Documents" shall include the Replacement Revolving Note.

2.       EXTENSION OF REVOLVING LOAN AND MATURITY DATE.

         2.1 Renewal and Extension of the Revolving Loan. Subject to the terms and conditions and relying on the representations and warranties contained herein and in the Loan Agreement, the Bank agrees to renew and increase the Revolving Loan from the original principal amount of $3,000,000 to the amended principal amount of $5,000,000, and further agrees to extend the maturity of the Revolving Loan to August 31, 1999. Accordingly, the Loan Agreement is amended as follows:

                 (a) the definition of "Revolving Commitment" is amended as set forth in Subsection 1.3 above;

                 (b) Subsection 2.1 of the Loan Agreement is amended by replacing the date "August 31, 1998" with the date "August 31, 1999"; and

                 (c) Subsection 2.7.1 of the Loan Agreement is amended by replacing the date "August 31, 1998" with the date "August 31, 1999".

         2.2 Revolving Note. The Borrowers agree to execute and deliver the Replacement Revolving Note in renewal, continuation and extension of the existing Revolving Note, but not in payment or satisfaction thereof.

3.       AMENDMENTS TO NEGATIVE COVENANTS IN THE LOAN AGREEMENT.

         3.1 Amendment to Subsection 7.5. Subsection 7.5 of the Loan Agreement is amended by replacing the phrase "(ii) more than fourteen (14) new Stores during the fiscal year ending December 31, 1996," with the new phrase "(ii) more than ten (10) new Stores during the fiscal year ending December 31, 1996."





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         3.2     Amendment to Subsection 7.6.  Subsection 7.6 of the Loan
Agreement is amended by replacing the phrase "(ii) $6,400,000 during the fiscal year ending December 31, 1996," with the new phrase "(ii) $5,200,000 during the fiscal year ending December 31, 1996."

         3.3 Amendment to Subsection 7.8.1. Subsection 7.8.1 of the Loan Agreement is hereby stricken, and a new Subsection 7.8.1 is hereby added to the Loan Agreement reading as follows:

                 7.8.1 Tangible Net Worth.         The Tangible Net Worth of the
                 Borrowers must not at any time be less than: (i) $8,300,000 for the period commencing on May 1, 1996, and ending April 30, 1997; (ii) $9,100,000 for the period commencing on May 1, 1997, and ending April 30, 1998; or (iii) $10,000,000 for the period commencing on May 1, 1998, and ending August 31, 1999.

4. CONDITIONS PRECEDENT. The closing of the transactions contemplated by this Amendment shall occur simultaneously with the execution and delivery hereof. At or as of such closing, each of the following conditions precedent shall be satisfied:

         4.1 Execution of Documents. The following document shall have been duly and validly authorized, executed and delivered by the respective parties thereto, all in a form and substance satisfactory to the Bank:

                 (a)      This Amendment; and

                 (b)      The Replacement Revolving Note.

         4.2 No Defaults. No Default or Event of Default shall have occurred or be continuing.

5. REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrowers contained in the Loan Agreement are hereby restated and reaffirmed as of the date hereof (except to the extent any representation or warranty contained in the Loan Agreement as to the financial condition of the Borrowers relates solely to an earlier date) and shall survive the execution and delivery of this Amendment. The Borrowers further represent and warrant to the Bank as follows:

         5.1 Binding Obligations. This Amendment, the Loan Agreement (as amended by this Amendment), and the Replacement Revolving Note constitute valid and legally binding obligations of the Borrowers, enforceable in accordance with their respective terms.

         5.2 Conflicting Agreements and Restrictions. The Borrowers' execution, delivery and performance of this Amendment, the Loan Agreement (as amended by this Amendment), and the Replacement Revolving Note do not and will not (i) conflict with, or result in a breach of the





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terms, conditions or provisions of, or constitute a default under, or result in any violation of any agreement, instrument, undertaking, judgment, decree, order, writ, injunction, statute, law, rule or regulation to which the Borrowers are subject or by which any of their Properties are bound, or (ii) result in the creation or imposition of any Lien on any Property on any Property pursuant to the provisions of any mortgage, indenture, security agreement, contract, undertaking or other agreement, except for security interests created in favor of the Bank.

         5.3 No Consent. The Borrowers' execution, delivery and performance of this Amendment, the Loan Agreement (as amended by this Amendment), and the Replacement Revolving Note, do not and will not require any authorization, consent, license, approval or authorization of or other action by, or notice or declaration to, or registration with, any Governmental Authority, or, to the extent that any such consent or other action may be required, either (i) such consent or other action has been validly procured or duly taken, or (ii) the Borrowers' failure to procure such consent or take such other action would not subject the Borrowers to a penalty, or otherwise have a Material Adverse Effect.

6.       MISCELLANEOUS.

         6.1 Effect of Amendment. The Loan Agreement, as amended, modified and supplemented by this Amendment, shall continue in full force and effect in accordance with its terms and is hereby reaffirmed in every respect as of the date hereof. To the extent that the terms of this Amendment are inconsistent with the terms of the Loan Agreement, this Amendment shall control and the Loan Agreement shall be amended, modified or supplemented so as to give full effect to the transactions contemplated by this Amendment.

         6.2 Exhibits. All exhibits attached hereto are incorporated herein by reference and constitute a part of this Amendment.

         6.3 Descriptive Headings. The descriptive headings of the several paragraphs of this Amendment are inserted for convenience only and shall not be used in the construction of the content of this Amendment.

         6.4 Reimbursement of Expenses. The Borrowers agree to pay all reasonable out-of-pocket expenses, including, without limitation, filing fees, recording costs and attorney's fees and expenses, incurred by the Bank in connection with preparation of this Amendment and the consummation of the transactions contemplated hereby.





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         IN WITNESS WHEREOF, the Borrowers and the Bank have caused this
Amendment to be duly executed effective the day and year first above written.

                                        EATERIES, INC.,
                                        an Oklahoma corporation


                                        By: /S/ VINCENT F. ORZA, JR.
                                           -------------------------------------
                                           Vincent F. Orza, Jr., President


                                        PEPPERONI GRILL, INC.,
                                        an Oklahoma corporation


                                        By: /S/ VINCENT F. ORZA, JR.
                                           -------------------------------------
                                           Vincent F. Orza, Jr., President


                                        LIBERTY BANK AND TRUST COMPANY
                                        OF OKLAHOMA CITY, NATIONAL
                                        ASSOCIATION


                                        By: /S/ JUDY BARRETT FELDER
                                           -------------------------------------
                                           Judy Barrett Felder, Vice President





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